EXHIBIT 21

	Subsidiary Name	Jurisdiction of Incorporation
Adtalem Global Education Inc.		Delaware
Subsidiaries:	Adtalem Global Health, Inc.	New York
	Dominica Services Inc.[1]	Delaware
	Ross University Services, Inc.[1]	Delaware
	International Education Holdings, Inc.[2,3]	Delaware
	Becker Professional Development Corporation[3]	Delaware
	Chamberlain College of Nursing and Health Sciences, Inc.	Delaware
	Chamberlain University LLC[4]	Delaware
	Integrated Education Solutions LLC	Delaware
	AUC School of Medicine B.V.	St. Maarten
	Adtalem Canada LLC	Delaware
	OCL Financial Services LLC	Delaware

Becker Professional
Development
Corporation
Subsidiaries:	Newton Becker LTD	Hong Kong
	Becker CPA Review LTD	Israel
	AGM Acquisition Corp.	Delaware
	Alert Global Media LLC[5]	Delaware
	Association of Certified Anti-Money Laundering Specialists LLC[3,6]	Delaware

Association of Certified
Anti-Money Laundering
Specialists LLC
Subsidiaries:	ACAMS (HK) Ltd.	Hong Kong
	ACAMS Consulting (Beijing) Co.[7]	Beijing
	ACAMS (Taiwan) Limited[7]	Taiwan
	ACAMS (UK) Ltd.	United Kingdom
	ACAMS France SAS	France
	ACAMS GRC (India) LLP[8]	India
	ACAMS Japan K.K.	Japan
	ACAMS (Panama) S. de R.I.[8]	Panama
	ACAMS (Singapore) Pte. Ltd.	Singapore

International Education Holdings, Inc.
Subsidiaries:	Global Education International, Inc.	Barbados
	Ross University Management, Inc.[9]	St. Lucia
	Ross University School of Medicine, School of Veterinary Medicine Limited[10]	Dominica
	Ross University School of Medicine School of Veterinary Medicine (St. Kitts) Limited[10]	St. Kitts
	DeVry Medical International (Bahamas) Ltd.[10]	Bahamas
	RUSM (Barbados) Inc.[10]	Barbados
	Global Education International B.V.	The Netherlands
	Adtalem Brasil Holdings, Ltda.[11,12]	Brazil
	Adtalem Educacional do Brasil Ltda.[13]	Brazil

Academia Baiana de Ensino, Pesquisa e Extensão Ltda.[14,15]	Brazil
Sociedade de Educação do Vale do Ipojuca S/A14	Brazil
Instituto de Ensino Superior da Amazônia Ltda[14,15]	Brazil
Sociedade Educacional Ideal Ltda.[14,15]	Brazil
Grupo Ibmec Educacional S.A.[14]	Brazil
A. Região Tocantina de Educaçao e Cultura Ltda.[14,15]	Brazil
Damasio Educacional S/A13	Brazil
ACAMS GRC GmbH[11]	Frankfurt am Main
SDP – Software Development Portugal, Unipessoal Lda.[11]	Portugal
Becker Professional Development International Limited[11]	United Kingdom
Neev Knowledge Management Private Limited[11,16]	India
Edupristine Inc.[17]	Delaware

1 Subsidiary of Adtalem Global Health, Inc.

2 1% owned by Adtalem Global Education Inc. and 99% owned by Ross University Services, Inc.

3 Subsidiaries of Association of Certified Anti-Money Laundering Specialists, LLC, Becker Professional Development Corporation, and International Education Holdings, Inc. are listed below.

4 Subsidiary of Chamberlain College of Nursing and Health Sciences, Inc.

5 Subsidiary of AGM Acquisition Corp.

6 Subsidiary of Alert Global Media LLC

7Subsidiary of ACAMS (HK) Ltd.

81% owned by International Education Holdings, Inc. and 99% owned by Association of Certified Anti-Money Laundering Specialists LLC

9 Subsidiary of Global Education International, Inc., a Barbados company

10 Subsidiary of Ross University Management, Inc. a St. Lucia company

11 Subsidiary of Global Education International B.V., a Netherlands company

12 97.91% owned by Global Education International B.V.

13 Subsidiary of Adtalem Brasil Holdings Ltda.

14 Subsidiary of Adtalem Educacional do Brasil Ltda.

15 99.99% owned by Adtalem Educacional do Brasil Ltda.

16 69.08% owned by Global Education International B.V.

17 Subsidiary of Neev Knowledge Management Private Limited